UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2013

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XUN ENERGY, INC.
(Exact name of registrant as specified in its charter)

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Nevada	000-53466	26-1616719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12518 NE Airport Way Suite 148 No, 156 Portland, Oregon 97230
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (775) 200-0505 Not applicable. (Former name or former address, if changed since last report):

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1- Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On May 7, 2013, Xun Energy, Inc., (the “Company”) entered into a reserve equity financing agreement (the “Financing Agreement”) with AGS Capital Group, LLC, (“AGS”). Pursuant to the Financing Agreement, the Company has the right, but not the obligation, to issue $15,000,000 of the Company’s common stock to AGS over the course of 3 years. The Company has full control and discretion over the timing and amount of any shares that they sell to AGS when the Market Price, as defined in the Financing Agreement, is $0.50 or higher per share. For each advance, the Company may issue an amount of stock up to $250,000. Such advance will not exceed more than 200% of the average daily trading volume for the previous 10 trading days. The purchase price of the shares shall be set at ninety percent (90%) of the average of the three (3) lowest closing bid prices of the stock during the ten (10) consecutive weekday trading days (the “Pricing Period”) immediately after the date on which the Company provides an advance notice. The Company, at its option, may select a safety net price for any specified advance which the Company will not sell shares to AGS under that advance when the Purchase Price (Market Price less 10% discount) falls below such safety net price during the Pricing Period. The Company issued 4,081,633 shares of common stock as a commitment fee deposit towards the commitment fee of $40,000 to be deducted from the first advance.

Also on May 7, 2013, the Company entered into a registration rights agreement with AGS (the “RRA,” and along with the Financing Agreement, the “Agreements”).  According to the RRA, the Company must file a registration statement on Form S-1, registering the shares of common stock which may be issued to AGS pursuant to the Financing Agreement within thirty (30) days of the date of the RRA.

Prior to the date of the Agreements, AGS had no material interaction, other than the negotiation of the Agreements, with the Company.

For a more detailed description of the Agreements entered into with AGS, you should review the Financing Agreement in its entirety which is attached hereto and marked Exhibit 10.1 and the RRA in its entirety which is attached hereto and marked Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits

    (d) Exhibits:

Exhibit No.	Description
10.1	Reserve Equity Financing Agreement, between Xun Energy, Inc. and AGS Capital Group, LLC, dated May 7, 2013
10.2	Registration Rights Agreement, between Xun Energy, Inc. and AGS Capital Group, LLC, dated May 7, 2013
99.1	Press release issued May 8, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 9, 2013

XUN ENERGY, INC.

/s/ Jerry G. Mikolajczyk

By: Jerry G. Mikolajczyk

Title: President/CEO

EXHIBIT INDEX

Exhibit No.	Description
10.1 10.2

Reserve Equity Financing Agreement, between Xun Energy, Inc. and AGS Capital Group, LLC, dated May 7, 2013

Registration Rights Agreement, between Xun Energy, Inc. and AGS Capital Group, LLC, dated May 7, 2013

99.1	Press release issued May 8, 2013